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                                                                  Exhibit (e)(2)

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                            BETWEEN STI CLASSIC FUNDS
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP

                                      FUNDS

Aggressive Growth Stock Fund
Balanced Fund
Capital Appreciation Fund
Classic Institutional Cash Management Money Market Fund
Classic Institutional Municipal Cash Reserve Money Market Fund
Classic Institutional Short-Term Bond Fund
Classic Institutional U.S. Government Securities Money Market Fund
Classic Institutional U.S. Treasury Securities Money Market Fund
Core Bond Fund (formerly, Classic Institutional Core Bond Fund)
Emerging Growth Stock Fund
Florida Tax-Exempt Bond Fund
Georgia Tax-Exempt Bond Fund
High Income Fund
High Quality Bond Fund (formerly, Classic Institutional High Quality Bond Fund) Intermediate Bond Fund (formerly, Classic Institutional Intermediate Bond Fund) International Equity Fund
International Equity Index Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Large Cap Relative Value Fund (formerly, Growth and Income Fund)
Large Cap Value Equity Fund (formerly, Value Income Stock Fund)
Life Vision Aggressive Growth Fund
Life Vision Conservative Fund
Life Vision Growth and Income Fund
Life Vision Moderate Growth Fund
Life Vision Target Date 2015 Fund
Life Vision Target Date 2025 Fund
Life Vision Target Date 2035 Fund
Limited Duration Fund (formerly, Classic Institutional Limited Duration Fund) Limited-Term Federal Mortgage Securities Fund
Maryland Municipal Bond Fund
Mid-Cap Equity Fund
Mid-Cap Value Equity Fund
North Carolina Tax-Exempt Bond Fund
Prime Quality Money Market Fund
Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock Fund)
Seix Floating Rate High Income Fund
Seix High Yield Fund (formerly, Seix Institutional High Yield Fund)
Short-Term Bond Fund
Short-Term U.S. Treasury Securities Fund
Small Cap Growth Stock Fund
Small Cap Value Equity Fund
Small Cap Quantitative Equity Fund

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Strategic Income Fund
Strategic Quantitative Equity Fund
Tax-Exempt Money Market Fund
Total Return Bond Fund (formerly, Classic Institutional Total Return Bond Fund) U.S. Government Securities Fund
U.S. Government Securities Money Market Fund
U.S. Government Securities Ultra-Short Bond Fund (formerly, Classic Institutional U.S. Government Securities Super Short Income Plus Fund)
U.S. Treasury Money Market Fund
Ultra-Short Bond Fund (formerly, Classic Institutional Super Short Income Plus
Fund)
Virginia Intermediate Municipal Bond Fund
Virginia Municipal Bond Fund
Virginia Tax-Free Money Market Fund

Dated: January 6, 2006